UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 24, 2003

MAXICARE HEALTH PLANS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12024	95-3615709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11231 South La Cienega Boulevard
Los Angeles, California
(Address of principal executive office)
90045
(Zip Code)

(310) 649-7166
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURE

Item 5. Other Events.

     As previously reported, in or about November 1999, Maxicare Health Plans, Inc. (“MHP”), on its own behalf and also on behalf of various closed and then operating subsidiaries, commenced an action in the United States Court of Federal Claims against the United States, seeking recovery in connection with the underpayment of amounts due for health care coverage provided to employees of the United States Office of Personnel Management.

     On or about June 9, 2003, a settlement with the Office of Personnel Management was approved by the Court. The net settlement amount, after payment of attorneys’ fees and expenses, is approximately $5.2 million. Of this amount, MHP will receive approximately $2.8 million. In addition, MHP will receive approximately $500,000 in reimbursement of litigation expenses. Accordingly, MHP will receive a total of approximately $3.3 million. The balance of the net settlement amount is payable to various former subsidiaries of MHP.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxicare Health Plans, Inc.

June 24, 2003
/s/ Paul R. Dupee
Paul R. Dupee, Chief Executive Officer

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